EXHIBIT 23.1

               CONSENT OF INDEPENDENTCERTIFIED PUBLIC ACCOUNTANTS
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November 15, 2006

Board of Directors
UC Hub Group, Inc.
Las Vegas, Nevada

We hereby consent to the incorporation by reference in this Form 10-KSB/A filed on or about November 15, 2006 of the report dated November 13, 2006, relating to the consolidated financial statements of UC Hub Group, Inc. for the year ended July 31, 2006, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding Gateway's ability to continue as a going concern.


  /s/ Lawrence Scharfman
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Lawrence Scharfman, CPA PC
9608 Honey Bell Circle
Boynton Beach, Florida 33437